Exhibit 10.6

PBF LOGISTICS LP

2014 LONG-TERM INCENTIVE PLAN

(g)	Impact of Corporate Events on Awards Generally	18
Section 8.	General Provisions	18
(a)	No Rights to Award	18
(b)	Tax Withholding	18
(c)	No Right to Employment or Services	18
(d)	Governing Law	19
(e)	Severability	19
(f)	Other Laws	19
(g)	No Fractional Units	19
(h)	Headings; Construction	19
(i)	Facility of Payment	19
(j)	Allocation of Costs	20
(k)	Gender and Number	20
(l)	Compliance with Section 409A	20
(m)	No Guarantee of Tax Consequences	20
(n)	Certificates	20
(o)	Funding	21
(p)	Non-Uniform Determinations	21
(q)	Survival of Terms; Conflicts	21
(r)	Arbitration	21
Section 9.	Term of the Plan	21

ii

PBF LOGISTICS LP

2014 LONG TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The PBF Logistics LP 2014 Long-Term Incentive Plan (the “Plan”) has been adopted by PBF Logistics GP LLC, a Delaware limited liability company, the general partner (the “General Partner”) of PBF Logistics LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the General Partner, the Partnership and their Affiliates by providing to Employees, Directors and certain other service providers incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their respective Affiliates (collectively, the “Partnership Entities”) to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person; or (ii) any entity in which the Person has a significant equity interest, as determined by the Committee.

(b) “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Performance Award, Substitute Award, Other Unit Based Award, or Cash Award granted under the Plan and DERs granted alone or in tandem with an Award (other than a Restricted Unit or Unit Award) as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

(c) “Award Agreement” means a written or electronic agreement or documents between the General Partner and the Participant of an Award that sets forth the terms, conditions and limitations applicable to such Award.

(d) “Board” means the Board of Directors of the General Partner.

(e) “Cash Award” means an award denominated in cash.

(f) “Cause” with respect to any Participant means “Cause” as defined in the Participant’s employment agreement or other service-related agreement with any of the Partnership Entities that is in effect on the date of the Participant’s separation from service, or, if the Participant does not have an employment agreement or other service-related agreement with any of the Partnership Entities, or if such term is not defined therein, then Cause shall mean: (A) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant, in any case that adversely affects or may reasonably be expected to adversely affect the business or reputation of the Partnership Entities; (B) the conviction or indictment of the Participant, or a plea of nolo contendere by the Participant, to any felony or any crime involving moral turpitude; or (C) the continued failure or refusal to perform the duties of the Participant’s position for which they are employed if such failure to perform is not cured by the Participant within thirty (30) days after notice.

(g) “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than PBF Energy Inc. or any of its controlled Affiliates, is or becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the voting power of the equity securities of the General Partner or the Partnership;

(ii) the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than PBF Energy Inc. or any of its controlled Affiliates;

(iv) (A) the General Partner or an Affiliate of the General Partner ceases to be the general partner of the Partnership or (B) the general partner of the Partnership ceases to be PBF Energy Inc. or one of its controlled Affiliates;

(v) a “Change in Control” as defined in the PBF Energy Inc. 2012 Equity Incentive Plan, as such plan may be amended, supplemented, restated or succeeded; or

(vi) any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the above, with respect to payment or delivery of any Award or portion of an Award that constitutes nonqualified deferred compensation under Section 409A, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Treasury Regulation Section 1.409A-3(i)(5) promulgated under Section 409A, as applied to non-corporate entities.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Board or such other committee as may be appointed by the Board to administer the Plan, which alternative committee may be the board of directors or managers of any Affiliate or a committee thereof, or such other persons as necessary to comply with applicable legal requirements or listing standards.

(j) “Director” means a member of the Board or the board of directors of an Affiliate of the General Partner who is not an Employee (other than in that individual’s capacity as a Director).

(k) “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit as provided in the Award Agreement.

(l) “Effective Date” has the meaning set forth in Section 9.

(m) “Employee” means an employee of any of the Partnership Entities.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to a Unit, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs, on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Section 409A (specifically, Treasury Regulation Section 1.409A-l(b)(5)(iv)(B)).

(p) “General Partner” has the meaning set forth in Section 1.

(q) “Good Reason” means, with respect to any Participant, “Good Reason” as defined under any employment agreement or agreement for services entered into with any of the Partnership Entities that is in effect on the date of the Participant’s separation from service, or, if the Participant does not have an employment agreement or other service-related agreement with any of the Partnership Entities, or if such term is not defined therein, then Good Reason shall exist in the event of, without the Participant’s consent: (i) an adverse, material and sustained diminution of the Participant’s duties, (ii) any of the Partnership Entities requiring a change in the location for performance of Participant’s employment responsibilities hereunder to a location more than 50 miles from the Participant’s current employment location (not including ordinary travel during the regular course of employment), or (iii) the failure of any of the Partnership Entities to pay or cause to be paid the Participant’s base salary or other compensation or fees when due; provided, that prior to the Participant’s termination of employment or other separation from service for Good Reason, the Participant must give written notice to the Partnership Entity which employs him or to which he renders services) of any such event that constitutes Good Reason within twenty (20) days of the occurrence of such event and such event must remain uncorrected for thirty (30) days following receipt of such written notice; and provided further that any termination due to Good Reason must occur no later than sixty (60) days after the occurrence of the event giving rise to Good Reason.

(r) “Option” means an option to purchase Units granted under the Plan.

(s) “Other Unit Based Award” means an Award granted to an Employee, Director, or Consultant pursuant to Section 6(e).

(t) “Participant” means an Employee, Director or other service provider granted an Award under the Plan and any authorized transferee of such individual.

(u) “Partnership” has the meaning set forth in Section 1.

(v) “Partnership Entities” has the meaning set forth in Section 1.

(w) “Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended and restated from time to time.

(x) “Performance Award” means a right granted to an Employee, Director or other service provider pursuant to Section 6 to receive an Award based upon performance criteria specified by the Committee.

(y) “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof, or other entity.

(z) “Phantom Unit” means a notional Unit granted under the Plan which to the extent then vested and outstanding entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit (or a combination of the foregoing), subject to terms and conditions as determined by the Committee in its sole discretion.

(aa) “Plan” has the meaning set forth in Section 1.

(bb) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of paragraph (b)(3) of Rule 16b-3.

(cc) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to vesting or forfeiture (as applicable) and is either not exercisable by or payable to the Participant, as the case may be.

(dd) “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(ff) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(gg) “Section 409A” means Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.

(hh) “Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.

(ii) “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(jj) “Unit” means a common unit of the Partnership.

(kk) “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units (or a combination of the foregoing), as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

(ll) “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) waive, in whole or part, any forfeiture or vesting conditions of any Award; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) if the Committee is the Board, by the full Board. Such action, authorized by such a subcommittee, by the Committee upon the abstention or recusal of such non-Qualified Member(s), or by the full Board, as applicable, shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under (or with respect to) the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including any of the Partnership Entities, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director, or any executive officer of the General Partner or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer, or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under paragraph (d)(1) of Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c) Limitation of Liability; Outside Advisors. The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Partnership. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of a Partnership Entity, or the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership, or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan and shall, to the fullest extent permitted by law, the Partnership Agreement and any indemnification agreement applicable to such Person, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(d) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(d) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is [                    ]. Units withheld from an Award or surrendered by a Participant to satisfy tax withholding obligations of any of the Partnership Entities (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any

Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose, unless and until such Restricted Units vest and any restrictions placed on them under the Plan or applicable Award Agreement lapse), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b) Units Available Under the Plan. The following additional parameters shall apply:

(i) Awards that are valued by reference to Units that may be settled in cash will reduce the number of Units available for issuance pursuant to the Plan, provided that to the extent the Award is ultimately settled or paid in cash, Units subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Units available under the Plan.

(ii) If an Award may be settled in Units or cash, such Units shall be deemed issued only when and to the extent that settlement or payment is actually made in Units. To the extent an Award is settled or paid in cash, and not in Units, any Units previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Units that may be issued or transferred under the Plan shall be reduced only by the number of Units actually issued and transferred to the Participant.

(iii) Notwithstanding the foregoing, the full number of Units subject to an Option or Unit Appreciation Right granted that are settled by the issuance of Units shall be counted against the Units authorized for issuance under this Plan, regardless of the number of Units actually issued upon the settlement of such Option or Unit Appreciation Right.

(iv) Any Units repurchased by the Partnership or the Partnership on the open market using the proceeds from the exercise of an Award shall not increase the number of Units available for the future grant of Awards.

(c) Sources of Units Deliverable Under Awards. Any Units that may be delivered pursuant to an Award shall consist, in whole or in part, of authorized but unissued Units, authorized and issued Units held in the Partnership’s treasury, Units acquired from any Affiliate, the Partnership or any other Person, in the open market or otherwise, and any other Units available for any reason for purposes of the Plan, or any combination of the foregoing, as determined by the Committee in its discretion.

(d) Anti-Dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(d), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(e) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the General Partner or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the General Partner or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

Section 5. Eligibility. Any Employee, Director or other service provider shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Directors or other service provider of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the General Partner, the Partnership, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options and Unit Appreciation Rights. The Committee shall have the authority to determine to whom Options and/or Unit Appreciation Rights shall be granted, the number of Units to be covered by each Option or Unit Appreciation Right, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and Unit Appreciation Rights which are intended to comply with Treasury

Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Director or other service provider.

(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a Unit Appreciation Right shall be determined by the Committee at the time the Option or Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or Unit Appreciation Right.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or Unit Appreciation Right, which may include provisions for accelerated vesting (if any) upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or Unit Appreciation Right may be made or deemed to have been made, which may include cash, check acceptable to the Partnership, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise or a “net exercise” through procedures approved by the Partnership, or any combination of the foregoing methods.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the Partnership, General Partner and any of their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during any applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its sole discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv) Term of Options and Unit Appreciation Rights. The term of each Option and Unit Appreciation Right shall be stated in the Award Agreement, provided that the term shall be no more than 10 years from the date of grant thereof.

(c) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Directors and other service providers to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested, delivered or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and any of their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.

(iii) Lapse of Vesting Restrictions.

(A) Phantom Units. Except as otherwise provided in the terms of the applicable Award Agreement, as soon as practicable but in no case later than the 70th calendar day following the vesting of each Phantom Unit or such other date or dates provided for in the Award Agreement, and subject to the provisions of Sections 8(b) and 8(l), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit (or if determined by the Committee in its discretion, an amount in cash equal to the Fair Market Value of a Unit as calculated on the last day of the Restricted Period, or a combination of Units and cash), as determined by the Committee in its discretion.

(B) Restricted Units. Upon the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(d) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Director or other service provider in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(e) Other Unit Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, as deemed by the Committee to be consistent with the purposes of this Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Units, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(e).

(f) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the vesting restrictions provided in the Award Agreement, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time and in the same form as distributions are paid by the Partnership to its unitholders.

(g) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Directors or other service providers as a result of a merger, consolidation, or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules.

(h) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(h). The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise, and/or settlement of such Performance Awards. The Committee shall establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership (and such performance conditions or goals may be applied in total or on a per Unit, per barrel, or percentage basis, if applicable), all as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on assets or on net assets, (G) return on investment, (H) return on capital, (I) return on equity,

(J) economic value added, (K) operating margin, contribution margin, gross margin, or other margin capture, (L) net income, (M) pretax earnings, (N) pretax earnings before interest or before interest, depreciation and amortization, (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (P) total unitholder return, (Q) debt reduction, (R) increase in market share, (S) change in the Fair Market Value of the Units, (T) operating income (before or after tax), (U) expenses, (V) assets or capital employed, (W) working capital, (X) operating capacity utilized, (Y) production or sales volumes, (Z) cost of processing, (AA) completion or acquisition of a new plant; (BB) environmental and/or safety metrics, (CC) cash distributions or (DD) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Periods. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committee not later than 90 days after the beginning of any performance period applicable to such Performance Awards.

(iii) Settlement. At the end of each performance period, the Committee shall determine the amount, if any, of the potential Performance Award otherwise payable to each Participant. The amount determined by the Committee, if any, shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(i) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of any of the Partnership Entities. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of any of the Partnership Entities may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded, and settled in a manner that does not result in additional taxes under Section 409A.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (B) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution and no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any of the Partnership Entities.

(B) The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee but may not exceed ten (10) years.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by any of the Partnership Entities upon the exercise of an Option or other Award or upon settlement of an Award may be made in such forms as the Committee shall determine, including cash, Units, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee. Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the

Committee and in compliance with Section 409A. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units.

(v) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or under the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws. The Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(viii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting, and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the General Partner.

(ix) Additional Agreements. Each Employee, Director or other service provider to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services to, or employment with, the General Partner, the Partnership, or any of their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(x) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and any of the Partnership Entities shall be specified in the Award Agreement controlling such Award.

(xi) Clawback. Any Award under the Plan may as determined by the Committee in its sole discretion if it deems advisable be subject to a clawback or recovery provision requiring a portion of the payments and benefits provided under an Agreement or the sale of the Units granted thereunder to be subject to a clawback or other recovery to the extent necessary to comply with applicable law including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b) Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Partnership shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution on Units payable in Units, or otherwise) the number of Units then outstanding into a greater number of Units, or in the event the Partnership distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of Units available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, all without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Partnership shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, (A) the maximum number of Units available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Units, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive, and, in the discretion of the Committee, an adjustment may be in accordance with Section 409A, to the extent applicable, so as not to cause a modification or deemed new grant of award. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award, and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as expressly provided herein, the issuance by the Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(e) Change of Control

(i) Discretion of Committee. In the event of a Change in Control after the Effective Date of the Plan, the Committee may (subject to Section 8(l)), in its sole discretion, either (alone or in combination): (A) cancel such Awards for fair consideration (as determined in the sole discretion of the Committee) which, in the case of Options and Unit Appreciation Rights shall equal the excess, if any, of the Change in Control Price (as defined in Section 7(f) below) to be paid in the Change in Control transaction to holders of the same number of Units subject to such Options or Unit Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Units subject to such Options or Unit Appreciation Rights) over the aggregate exercise price of such Options or Unit Appreciation Rights; (B) provide for the assumption of such Awards or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder, including any applicable vesting conditions or (C) provide that for a period of at least 15 days prior to the Change in Control, such Awards shall be exercisable as to all Units subject thereto, and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, pursuant to clause (A) above, the Committee may cancel Options and Unit Appreciation Rights for no consideration if the aggregate Fair Market Value of the Units subject to such Options or Unit Appreciation Rights is less than or equal to the aggregate exercise price of such Options or exercise price of such Unit Appreciation Rights.

(ii) Unless otherwise provided for by the Committee in the applicable Award Agreement or otherwise determined at any time by the Committee in its sole discretion, upon a termination of employment or service of a Participant within twenty four (24) months of the occurrence of a Change in Control that occurs while the Participant was still employed by, or in the service of, any of the Partnership Entities (A) by any of the Partnership Entities other than for Cause or (B) by the Participant for Good Reason, all of the Participant’s Awards which have not at such time become vested, delivered, or exercisable, or otherwise remain subject to lapse restrictions, shall immediately become vested, delivered and exercisable or no longer subject to lapse restrictions, as may be applicable.

(f) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv), or (v), whichever is applicable, as follows: (i) the per Unit price offered to Unit holders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any Change of Control transaction consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g) Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. If the General Partner, the Partnership or any of their Affiliates shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Award, any of the Partnership Entities shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. Any of the Partnership Entities shall have the right, at its option, to (i) require the Participant (or the Participant’s permitted transferee under Section 6(i)(ii), as applicable) to pay or provide for payment of the amount of any taxes which any of the Partnership Entities may be required to withhold with respect to such Award, (ii) deduct or withhold (or cause to be deducted or withheld) from any amount otherwise payable (whether related to the Award or otherwise) to the Participant (or the Participant’s transferee, as applicable and where otherwise permitted under the Plan) the amount of any taxes which any of the Partnership Entities may be required to withhold with respect to such Award, or (iii) if the Committee determines, to withhold Units with a Fair Market Value of the minimum amount of any taxes which any of the Partnership Entities may be required to withhold with respect to such Award, or (iv) enter into with the Participant any such other suitable arrangements approved by the Committee. In no event will Units be withheld at Fair Market Value in excess of the minimum statutory withholding rate. Notwithstanding anything contained herein to the contrary, Fair Market Value for this purpose shall be determined as of the date on which the amount of tax to be withheld is determined (and the Partnership may cause any fractional Unit to be settled in cash).

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any of the Partnership Entities, to continue providing services, or to remain on the Board, as applicable. Furthermore, any of the Partnership Entities may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

(g) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h) Headings; Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(i) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs may be paid to the legal representative of such individual or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner, the Partnership and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any Affiliate regarding the sharing of costs between those entities.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

(l) Compliance with Section 409A. It is intended that all Awards under this Plan and any Award Agreement either be exempt from or avoid taxation under Section 409A. All Options or other similar Awards that are granted with an exercise Price shall be granted with an exercise price such that the Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A. Any ambiguity in this Plan and any Award Agreement shall be interpreted to comply with Section 409A. To the extent applicable (a) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Partnership are publicly traded on an established securities market or otherwise, any payments under this Plan or any Award Agreement that are deemed to be deferred compensation subject to Section 409A shall not be paid or begin payment until the earlier of the Participant’s death and the first day following the six (6) month anniversary of the Participant’s date of termination of employment. For all purposes under this Plan, with respect to any Award or any portion of an Award that is nonqualified deferred compensation subject to Section 409A, any iteration of the word “termination” (e.g., “terminated”) in respect of a Participant’s service to any of the Partnership Entities shall mean a separation from service within the meaning of Section 409A. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 8(1) in good faith; provided that neither the Partnership, the General Partner, the Board, the Committee nor any of the employees, Directors or representatives of the Affiliates of the Partnership shall have any liability to Participants with respect to this Section 8(l).

(m) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, nor the General Partner makes any commitment or guarantee that any federal, state, or local tax treatment will (or will not) apply or be available to any Participant.

(n) Certificates. All certificates, if any, evidencing Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC or other applicable governmental authority, any stock exchange or market upon which such securities are then listed, admitted or quoted, as applicable, and any applicable Federal, state or any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(o) Funding. Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the General Partners, the Partnership or any of their Affiliates, nor shall any assets of any of the Partnership Entities be designated as attributable or allocated to the satisfaction of the General Partner’s or Partnership’s obligations under the Plan.

(p) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(q) Survival of Terms; Conflicts. The provisions of the Plan shall survive the termination of the Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of the Plan, however, in the event of any conflict between specific provisions of the Plan and an Award Agreement, the Plan shall control, except where the terms of the Award Agreement are more restrictive than the terms of the Plan.

(r) Arbitration. Any dispute with regard to the enforcement of this Plan and any Award Agreement hereunder shall be exclusively resolved by a single experienced arbitrator selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of New York pursuant to the National Rules for the Resolution of Employment Disputes rules of the AAA with the arbitrator applying the substantive law of the State of Delaware as provided for under Section 8(d) hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys’ fees and disbursements and other costs of the arbitration.

Section 9. Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board (the “Effective Date”) and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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